SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 23, 1999

                            FLEET BOSTON CORPORATION
             (Exact name of registrant as specified in its charter)


                                  RHODE ISLAND
                 (State or other jurisdiction of incorporation)


                   1-6366                           05-0341324
           (Commission File Number)       (IRS Employer Identification No.)


                 One Federal Street, Boston, Massachusetts 02110
               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code: 617-434-2200
          (Former name or former address, if changed since last report)

Item 5. Other Materially Important Events.

        On December 23, 1999, Registrant authorized the sale of and established the terms of $2,000,000,000 in aggregate principal amount of its Senior Medium-Term Notes, Series P and Subordinated Medium-Term Notes, Series Q (the "Notes"), under Registration Statement No. 333-86829. The Notes have maturities ranging nine months or more and bear interest at fixed or floating rates. The Notes are to be offered by Registrant's Agents, Bear, Stearns & Company, Inc., FleetBoston Robertson Stephens Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc. Closing documents relating to the Notes were executed and delivered on December 23, 1999.

Item 7. Financial Statements and Exhibits.

    (a)   Financial Statements

    Not applicable

    (b)   Pro Forma Financial Statements

    Not applicable

    (c)   Exhibits

    The following exhibits are filed as part of this report:

    (1) Selling Agency Agreement dated December 23, 1999 between Registrant, Bear, Stearns & Company, Inc., FleetBoston Robertson Stephens Inc., Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.

    (4)(a) Specimen certificate of the Series P Senior Medium-Term Notes

    (4)(b) Specimen certificate of the Series Q Subordinated Medium-Term Notes

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.


                                 FLEET BOSTON CORPORATION
                                   Registrant


                                 By: /s/ William C. Mutterperl
                                    --------------------------------------------
                                    William C. Mutterperl
                                    Secretary


Date: January 12, 2000